EXHIBIT 11


                     NETWORK EQUIPMENT TECHNOLOGIES, INC.
        Computation of Primary and Fully Diluted Earnings Per Share
           (in thousands, except per share amounts - unaudited)

                                                                         Three Months Ended
                                                                      June 25,      June 26,
                                                                        1995          1994
                                                                      --------      --------
Primary
     Earnings:
          Net income                                                  $  6,422      $  1,427
                                                                      --------      --------
                                                                      --------      --------

     Shares:
          Weighted average number of common shares outstanding          18,872        17,127

          Number of common equivalent shares assuming exercise
            of stock options                                             1,111           -
                                                                      --------      --------
                                                                        19,983        17,127
                                                                      --------      --------
                                                                      --------      --------

     Primary earnings per share                                       $    .32      $    .08
                                                                      --------      --------
                                                                      --------      --------

Fully Diluted
     Earnings:
          Net income                                                  $  6,422      $  1,427
                                                                      --------      --------
                                                                      --------      --------

     Shares:
          Weighted average number of common shares outstanding          18,872        17,127

          Number of common equivalent shares assuming exercise
            of stock options                                             1,166           -

          Number of common equivalent shares assuming conversion
            of convertible securities (1)                                  -             -
                                                                      --------      --------
                                                                        20,038        17,127
                                                                      --------      --------
                                                                      --------      --------

     Fully diluted earnings per share                                 $    .32      $    .08
                                                                      --------      --------
                                                                      --------      --------



________________

(1) The assumed exercise of these common stock equivalents were excluded as they were anti-dilutive.



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